SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               AF BANKSHARES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                        [AF BANKSHARES, INC. LETTERHEAD]



                                                              October 1, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of AF Bankshares, Inc. (the "Company"), which will be held on Monday, November 2, 1998 at 6:00 p.m., local time, at the Executive Offices of AF Bankshares, Inc., 206 South Jefferson Avenue, West Jefferson, North Carolina 28694.

     The attached Notice of the 1998 Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of McGladrey & Pullen, LLP, the accounting firm appointed by the Board of Directors to be the Company's independent auditors for the fiscal year ending June 30, 1999, will be present at the Annual Meeting to respond to appropriate questions.

     The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

     Please complete, sign and return the enclosed proxy card promptly whether or not you plan to attend the Annual Meeting. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. VOTING BY PROXY WILL NOT PREVENT YOU FROM
VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND. IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO ATTEND AND TO VOTE PERSONALLY AT THE ANNUAL MEETING. EXAMPLES OF SUCH DOCUMENTATION INCLUDE A BROKER'S STATEMENT, LETTER OR OTHER DOCUMENT CONFIRMING YOUR OWNERSHIP OF SHARES OF THE COMPANY.

     On behalf of the Board of Directors and the employees of AF Bank, AF Insurance Services, Inc. and the Company, we thank you for your continued support.


                                           Sincerely yours,

                                           /s/ James A. Todd
                                           James A. Todd
                                           President and Chief Executive Officer

                               AF BANKSHARES, INC.
                           206 SOUTH JEFFERSON AVENUE
                      WEST JEFFERSON, NORTH CAROLINA 28694
                                 (336) 246-4344

                NOTICE OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 2, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of AF Bankshares, Inc. (the "Company") will be held at the Executive Offices of the AF Bankshares, Inc., 206 South Jefferson Avenue, West Jefferson, North Carolina, on November 2, 1998 at 6:00 p.m., local time, to consider and vote upon the:

     1.   Election of two directors for terms of three years each;

     2. Ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for the fiscal year ending June 30, 1999; and

     3. Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Company is not aware of any other business that may properly come before the Annual Meeting.

     The Board of Directors has fixed September 4, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                                              By Order of the Board of Directors

                                              /s/ Melanie Paisley Miller
                                              Melanie Paisley Miller
                                              Secretary


West Jefferson, North Carolina
October 1, 1998

- --------------------------------------------------------------------------------
     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND MARK THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.
- --------------------------------------------------------------------------------

                                 PROXY STATEMENT

                               AF BANKSHARES, INC.

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 2, 1998

                               GENERAL INFORMATION

GENERAL

     This Proxy Statement and accompanying proxy card are being furnished to the shareholders of AF Bankshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the shares of the Company issued and outstanding common stock, par value $.01 per share (the "Common Stock"), as of the close of business on September 4, 1998 (the "Record Date"), for use at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on November 2, 1998 at the main office of AF Bankshares, Inc., 206 South Jefferson Avenue, West Jefferson, North Carolina, at 6:00 p.m., local time and at any adjournment or postponement thereof. This Proxy Statement together with the enclosed proxy card, is first being mailed to shareholders on or about October 1, 1998.

     On October 4, 1996, AF Bank (the Bank") completed its reorganization into mutual holding company form (the "MHC Reorganization") and its initial public offering of shares of its Common Stock. On June 16, 1998, the Bank reorganized into a two-tier mutual holding company structure (the "Reorganization") pursuant to a plan of reorganization between the Bank, the Company and Ashe Interim Savings Bank (the "Plan of Reorganization"). As a result of the reorganization, the Bank became the wholly-owned subsidiary of the Company and shareholders of the Bank became shareholders of the Company in a share for share exchange.

     AsheCo, M.H.C. (the "MHC") is the majority owner of the Company, and, as of the Record Date, owns 538,221 shares of Common Stock of the Company, which constitutes approximately 51.08% of the total issued and outstanding Common Stock of the Company.

RECORD DATE AND VOTING RIGHTS

     The Board of Directors of the Company has fixed the close of business on September 4, 1998 as the date as of which the Company's shareholders are entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting. On the Record Date, there were 1,053,678 shares of Common Stock issued and outstanding, of which 515,457 shares of Common Stock were held by persons other than the MHC (the "Minority Shareholders"). The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum thereat.

     Each holder of shares of Common Stock outstanding on the Record Date will be entitled to one vote for each share held of record (other than Excess Shares as defined below) at the Annual Meeting and at any adjournment or postponement thereof. As provided in the Company's Federal Stock Charter, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock ("Excess Shares") shall not be entitled to vote Excess Shares. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity.

     All properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR ELECTION OF EACH OF THE TWO NOMINEES FOR DIRECTOR, AND FOR EACH OTHER PROPOSAL IDENTIFIED IN THE NOTICE OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS. Management is not aware of any matters other than those set forth in the Notice of the 1998 Annual Meeting of Shareholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of the Company.

     IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR SHAREHOLDER OF RECORD TO VOTE PERSONALLY AT THE ANNUAL MEETING. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

VOTE REQUIRED

     The vote required for each proposal is set forth in the discussion of each proposal under the caption "Vote Required."

VOTE BY MHC

     As indicated above and under "Security Ownership of Certain Beneficial Owners and Management," the MHC owns approximately 51.08% of the shares of Common Stock entitled to vote at the Annual Meeting. The MHC has indicated to the Company that it intends to vote such shares of Common Stock FOR the election of the Company's nominees for director and FOR the ratification of the appointment of the independent auditors, thereby ensuring a quorum at the Annual Meeting, and the likelihood of the election of such nominees and the ratification of the appointment of the independent auditors.

REVOCABILITY OF PROXIES

     A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Secretary of the Company or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by attending and voting at the Annual Meeting or any adjournment or postponement thereof, if a written revocation is filed with the Secretary of the Company prior to the voting of such proxy.

SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of mail, proxies may be solicited by officers, directors or employees of the Company, by telephone or through other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth, as of July 1, 1998, certain information as to Common Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of Common Stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Bank's outstanding shares of Common Stock as of July 1, 1998. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Office of Thrift Supervision (the "OTS") and with the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock (1) over which he has or shares, directly or indirectly, voting or investment power, or (2) of which he has the right to acquire beneficial ownership at any time within 60 days after July 1, 1998. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of such shares.

   NAME AND ADDRESS OF                                    AMOUNT AND NATURE OF
     BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP                      PERCENT
     ----------------                                     --------------------                      -------

AsheCo, M.H.C.                                                   538,221                            51.08%
206 South Jefferson Avenue
West Jefferson, North Carolina 28694

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information with respect to the shares of Common Stock beneficially owned by each director of the Company, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere herein, and all directors and executive officers of the Company as a group as of July 1, 1998. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.

                                                                     AMOUNT AND NATURE              PERCENT OF
                                                                       OF BENEFICIAL               COMMON STOCK
            NAME                         POSITION                  OWNERSHIP(1)(2)(3)(4)          OUTSTANDING(5)
- ---------------------------- -------------------------------- -------------------------------  -----------------
James A. Todd                Director, President and                    25,283                         2.4%
                             Chief Executive Officer

Jan R. Caddell               Director, Chairman of the                    7,494                          *
                             Board of Directors
Kenneth R. Greene            Director                                    7,494                           *
William O. Ashley, Jr.       Director                                     7,494                          *
Wayne R. Burgess             Director                                     7,567                          *
Frank E. Roland              Director                                     7,494                          *
Jerry L. Roten               Director                                     7,494                          *
John D. Weaver               Director                                     7,494                          *
                                                                        -------                        ---
All directors and executive officers                                    142,533                       13.5%
as a group (10 persons)

- ----------
* Less than one percent of Outstanding Common Stock.

(1)  See  "Principal   Shareholders   of  the  "Company"  for  a  definition  of
     "beneficial ownership." All persons shown in the above table have sole voting and investment power, except as otherwise indicated.

(2) The figures shown for Mr. Todd include 897 shares held in trust by the Company, as trustee, pursuant to the Employee Stock Ownership Plan of Ashe Federal Bank ("ESOP"), which shares have been allocated to Mr. Todd's account under the ESOP and as to which he has sole voting power, but no investment power, except in limited circumstances. The figure shown for all directors and executive officers as a group includes the shares allocated to Mr. Todd's account under the ESOP and 910 shares allocated to the accounts of the other executive officers, as to which such executive officers have sole voting power, but no investment power, except in limited circumstances. Such figure also includes (a) 5,593 shares allocated to the accounts of other participants in the ESOP, as to which the Bank, as the ESOP trustee, and the Bank's Compensation Committee (consisting of Messrs. Greene and Burgess), which serves as the ESOP Committee, has no voting power and shared investment power, and (b) 29,542 shares that have not been allocated to participants' accounts under the ESOP, as to which the executive officers have shared voting power, but no investment power, except in limited circumstances, the ESOP trustee has shared voting and investment power and the ESOP Committee has no voting power and shared investment power. Except for the shares allocated to their individual accounts, each executive officer disclaims beneficial ownership of the shares held in the ESOP, and each member of the Board of Directors disclaims beneficial ownership of the shares held in the ESOP.

(3) Includes 2,300 shares of restricted stock granted to each outside director (of which 460 shares vested on December 8, 1997) and 17,959 shares of common stock granted to Mr. Todd (of which 3,592 shares vested on December 8, 1997) pursuant to the Ashe Federal Bank 1997 Recognition and Retention Plan (the "RRP"). Each recipient of a restricted stock award has sole voting power but no investment power over the shares of Common Stock covered by the award.

(4) Includes the 194 shares of Common Stock which may be acquired by each outside director pursuant to vested options granted to them under the Ashe Federal Bank 1997 Stock Option Plan (the "Stock Option Plan"). Also includes 1,427 shares of Common Stock which Mr. Todd may acquire pursuant to a vested option granted to him under the Stock Option Plan.

(5) Percentages with respect to each person or group of persons have been calculated on the basis of 1,053,678 shares of Common Stock, the total number of shares of the Company's common stock outstanding as of July 1, 1998, plus the number of shares of Common Stock which such person or group has the right to acquire within 60 days after July 1, 1998.

                     --------------------------------------

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                     --------------------------------------

GENERAL

     The Federal Stock Charter and Bylaws of the Company provide for the election of directors by the shareholders. For this purpose, the Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders. There are currently eight directors of the Company.

     The terms of two directors expire at the Annual Meeting. Each of the two incumbent directors, Frank E. Roland and Jerry L. Roten has been nominated by the Nominating Committee of the Board of Directors to be re-elected at the Annual Meeting for a three-year term expiring at the annual meeting of shareholders to be held in 2001, or when their successors are otherwise duly elected and qualified. The terms of the remaining two classes of directors expire at the annual meetings of shareholders to be held in 1999 and 2000, respectively, or when their successors are otherwise duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     In the event that any nominee for election as a director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the Proxy Card will vote with respect to a substitute nominee designated by the present Board of Directors.

VOTE REQUIRED

     Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. Shares underlying broker non-votes will not be counted as having been voted in person or by proxy and will have no effect on the election of directors. The MHC intends to vote FOR the election of the Company's nominees for director thereby ensuring a quorum and the likelihood of the election of such nominees.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "Security Ownership of Certain Beneficial Owners and Management -- Security Ownership of Management."

                                                  DIRECTOR           TERM         POSITION(S) HELD WITH THE
NOMINEES                           AGE(1)         SINCE(2)          EXPIRES               COMPANY
- ------------------------------     ------         --------          -------      ----------------------------
Frank E. Roland...............       75             1989             2001        Director
Jerry L. Roten................       52             1992             2001        Director

CONTINUING DIRECTORS
- --------------------
William O. Ashley, Jr.........       69             1965             1999        Director
Wayne R. Burgess..............       58             1989             1999        Director
John D. Weaver................       75             1990             1999        Director
James A. Todd.................       54             1994             2000        Director, President and Chief
                                                                                 Executive Officer

Kenneth R. Greene.............       51             1988             2000        Director
Jan R. Caddell................       58             1981             2000        Director, Chairman of the Board

- ----------
(1)  As of September 30, 1998.

(2)  Includes term as a director of AF Bank.

     The principal occupation and business experience of each nominee for election as director and each Continuing Director are set forth below. Unless otherwise indicated, each of the following persons has held his present position for the last five years.

NOMINEES FOR ELECTION AS DIRECTOR

     Frank E. Roland has served as a Director of the Bank since 1989. Mr. Roland retired from the U.S. Postal Service in 1985 and has since served as a director of Ashe Memorial Hospital, Riverview Community Center and Skyline Telephone Membership Corporation. He has also served on the Ashe County Bond Authority.

     Jerry L. Roten has served as a Director of the Bank since 1992. Mr. Roten has served as the Clerk of the Superior Court of Ashe County for the past 12 years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

CONTINUING DIRECTORS

     James A.  Todd has  served as the  Bank's  President  and  Chief  Executive
Officer since February 1994 and as President and Director since August 1994. Before joining the Bank, Mr. Todd was a Senior Examination Officer at the OTS.

     Jan R. Caddell has served as a Director of the Bank since 1981 and Chairman of the Board of the Bank since 1991. Mr. Caddell served as Chairman of the Bank from 1991 to 1993. He is also President and General Manager of Caddell Broadcasting, Inc. and its commercial radio station, WKSK.

     Kenneth R. Greene has served as a Director of the Bank since 1988 and also serves as Vice Chairman of the Board. Mr. Greene has over 20 years experience in the concrete sales and building-supply business, and he is currently the manager at East Jefferson Builders Mart.

     William O.  Ashley,  Jr. has served as a Director  of the Bank since  1965.
From 1964 to 1994, Mr. Ashley served as Managing Officer, Secretary and Treasurer of the Bank, and also served as a consultant to the Bank in 1994.

     Wayne R. Burgess has served as a Director of the Bank since 1989. Mr. Burgess is also a part-owner, Vice President and Manager of Burgess Furniture of West Jefferson, North Carolina.

     John D. Weaver has served as a Director of the Bank since 1990. Mr. Weaver is President of Weaver Tree Farm, Inc., a retail and wholesale Christmas tree farm.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF THE BANK AND THE COMPANY

     The Board of Directors meet on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board, the President or one-third of the Board of Directors. During the fiscal year ended June 30, 1998, the Board of Directors of the Bank met 12 times and the Company's Board of Directors did not meet, as the reorganization of the Bank into a two-tier mutual holding company did not occur until June 16, 1998. No current director attended fewer than 75% of the total number of Board meetings and committee meetings of which such director was a member.

     The Board of Directors of the Company has established the following committees:

     Nominating Committee. The Nominating Committee is chaired by Director Weaver, with Director Ashley as a member. Membership changes annually. This committee nominates candidates for Board membership. The Nominating Committee met once in fiscal 1998.

     Compensation Committee. The Compensation Committee is chaired by Director Greene, with Director Burgess and Director Ashley as members. This committee establishes the compensation of the Chief Executive Officer, approves the compensation of other officers and determines the compensation and benefits to be paid to employees of the Company and the Bank. The Compensation Committee also establishes directors' fees and bonuses. The committee meets at least twice a year and whenever requested by the Board of Directors. The Compensation Committee met two times in fiscal 1998.

     Audit Committee. The Audit Committee is composed of Directors Roland and Weaver. This committee meets when the Bank's regulatory examiners and the Company's auditors begin their review process and when the examiners and auditors present their reports to the Company and the Bank. The Audit Committee met six times during the fiscal year ended June 30, 1998.

EXECUTIVE OFFICERS

     The following individuals are executive officers of the Bank and the Company and hold the offices set forth below opposite their names.

         NAME                       AGE         POSITION HELD WITH THE COMPANY
         ----                       ---         ------------------------------
James A. Todd                        54         President and Chief Executive
                                                Officer

Melanie Paisley Miller               27         Senior Vice President, Secretary,
                                                Treasurer and Chief Financial Officer

Martin G. Little                     37         Senior Vice President and
                                                 Chief Lending Officer

     The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation, or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "Compensation of Directors and Executive Officers -- Employment Agreements."

     Biographical information of executive officers of the Company or the Bank who are not directors is set forth below.

     Melanie Paisley Miller served as Secretary and Treasurer of the Bank from August 1995 to April 1996, at which time her title was changed to Senior Vice President, Secretary, Treasurer and Chief Financial Officer of the Bank. Ms. Miller served as corporate secretary of the Bank from July 1994 to August 1995, and as an administrative assistant from March 1994 to July 1994. From 1991 to December of 1993, Ms. Miller was a student at Appalachian State University, where she earned her Bachelor of Science degree in Business Administration with a major in accounting.

     Martin G. Little served as Vice President/Branch Manager of the Bank from 1994 to April 1996, at which time his title was changed to Senior Vice President and Retail Banking Manager of the Bank. In 1997, his title was changed to Senior Vice President and Chief Lending Officer. Mr. Little also served as Loan Officer of the Bank from 1987 to 1994.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS' COMPENSATION

     Fee Arrangements. Currently, each non-employee director of the Company receives a fee of $400 per month, except for the Chairman who receives a fee of $500 per month. Directors do not receive additional compensation for attending committee meetings. Each non-employee director also receives an annual retainer fee of $5,000, payable in June, if such director has attended a minimum of 75% of the aggregate number of Board and committee meetings called during the fiscal year. Directors of both the Company and the Bank will not be compensated for their services on the Board of the Company. Directors of the Company are also eligible to receive stock options and restricted stock awards pursuant to the Company's Stock Option Plan and RRP. For descriptions of the Stock Option Plan, RRP and awards granted under such plans, see "Stock Option Plan" and "Recognition and Retention Plan."

     Directors' Retirement Plan. The Bank has adopted a nonqualified Retirement Plan for Board Members of the Bank (the "Directors' Retirement Plan"), which will provide benefits to each eligible outside director commencing on his termination of Board service at or after age 65. Each outside director automatically becomes a participant in the Directors' Retirement Plan. An eligible outside director retiring at or after age 65 will be paid an annual retirement benefit equal to the annual rate of retainer paid to outside directors immediately prior to his termination of Board service, multiplied by a fraction, the numerator of which is the number of his years of service as an outside director (including service as a director or trustee of the Bank or any predecessor) not in excess of 10 years and the denominator of which is 10. An individual who terminates Board service after having served as an outside director for 10 years may elect to begin collecting benefits under the Directors' Retirement Plan at or after attainment of age 55, but the annual retirement benefits payable to him will be reduced pursuant to the Directors' Retirement Plan's early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. Benefits are generally paid for a fixed period of 10 years, but a director may elect to convert such benefit to a single life or joint and survivor annuity based on actuarial factors specified in the Directors Retirement Plan. Upon a change in control, participants will receive an immediate lump sum distribution of a benefit that is the actuarial equivalent of a single life annuity providing an annual payment equal to the annual rate of retainer paid to outside directors immediately prior to the change of control multiplied by a fraction, the numerator of which is the director's year of service not in excess of 10 and the denominator of which is 10.

EXECUTIVE COMPENSATION

     Cash Compensation. The following table sets forth the cash compensation paid by the Company and the Bank for services rendered in all capacities during the fiscal years ended June 30, 1998, 1997 and 1996 to the President and Chief Executive Officer of Company and the Bank. No executive officer of the Company or the Bank had salary and bonus during the fiscal years ended June 30, 1998, June 30, 1997 and June 30, 1996 aggregating in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM COMPENSATION
                                                                                                   ----------------------
                                               ANNUAL COMPENSATION(1)                        AWARDS            PAYOUTS
                                               ----------------------                        ------            -------
                 (A)                   (B)     (C)       (D)          (E)          (F)          (G)         (H)             (I)
                                                                     OTHER      RESTRICTED
                                                                    ANNUAL         STOCK                   LTIP          ALL OTHER
                                              SALARY              COMPENSATION     AWARDS       OPTIONS    PAYOUTS      COMPENSATION
     NAME AND PRINCIPAL POSITIONS      YEAR   ($)(1)   BONUS($)      ($)(2)        ($)(3)       (#)(4)       ($)           ($)(5)
- -------------------------------------- ----   ------   --------  -------------  ------------  ---------- -----------  -----------
James A. Todd                          1998  $ 82,400  $ 12,000         --       $ 332,242      7,134         --        $   8,614
President and Chief Executive Officer. 1997  $ 80,000  $ 10,000         --            --           --         --        $   6,278
                                       1996  $ 57,084  $ 10,000         --            --           --         --        $     365

- ----------
(1) Includes amounts, if any, deferred pursuant to Section 401(k) of the Code under the Bank's 401(k) Plan.

(2) For fiscal year 1998, there were no: (a) perquisites with an aggregate value for any named individual in excess of the lesser of $50,000 or 10% of the total of the individual's salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.

(3) Pursuant to the RRP, Mr. Todd was awarded 17,959 shares of restricted stock, as of December 8, 1997, which vest in 20% increments on an annual basis, beginning on December 8, 1997. Dividends attributable to such shares are held in the trust fund and are held for distribution in accordance with the terms of the restricted stock award. The value of the 17,959 restricted share award shown in the table above for the fiscal year ending June 30, 1998 is based on the closing price of a share of Common Stock on December 8, 1997, the date of grant, which was $18.50. At June 30, 1998, the aggregate fair market value of the restricted stock award made to Mr. Todd was $350,201, based on a closing price of $19.50 per share. During the fiscal years ended June 30, 1997 and 1996, neither the Bank, nor the Company maintained any restricted stock plans. In the case of death, disability, retirement or a change in control, as defined in the RRP, all restricted stock awards become immediately exercisable.

(4) Includes 7,134 shares of Common Stock subject to options granted to Mr. Todd, pursuant to the Stock Option Plan on December 8, 1997. The options granted under the Stock Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, as amended (the "Code") to the maximum extent possible, and any options that do not qualify will constitute non-qualified stock options. The Stock Option Plan provides for options to become exercisable in five equal installments, beginning on December 8, 1997, and generally remain exercisable until the tenth anniversary of the grant date. In the case of death, disability, retirement or a change in control, as defined in the Stock Option Plan, all options granted become immediately exercisable.

(5) Includes (i) the dollar value of premiums, if any, paid by the Bank with respect to term life insurance (other than group term insurance coverage under a plan available to substantially all salaried employees) for the benefit of the executive officer; and (ii) an allocation of 423 and 473 shares to Mr. Todd's account under the ESOP for the fiscal years ended June 30, 1998 and 1997, respectively, with a total market valueof $8,248.50 and $5,912.50 as of June 30, 1998 and 1997, respectively. See "--Benefits--Employee Stock Ownership Plan and Trust."

EMPLOYMENT AGREEMENTS

     The Bank is a party to an Employment Agreement with each of Mr. Todd, Ms. Miller and Mr. Little ("Senior Executive(s)"). These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that the Bank will be able to maintain a stable and competent management base. The continued success of the Bank depends to a significant degree on the skills and competence of the Senior Executives.

     The Employment Agreements provide for three-year terms. The Employment Agreements provide that, prior to the first anniversary of the Agreement's effective date and each anniversary of such date thereafter, the Board of Directors may, with the Senior Executive's concurrence, extend the Employment Agreements for an additional year, so that the remaining terms shall be three years, after conducting a performance evaluation of the Senior Executive. The Employment Agreements provide that the Senior Executive's base salary will be reviewed annually. This review is performed by the Compensation Committee of the Board and the Senior Executive's base salary may be increased on the basis of her or his job performance and the overall performance of the Bank. Each Senior Executive may receive a bonus based upon achievement of prescribed performance criteria. In addition to base salary, the Employment Agreements provide for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel such as fees for club and organization memberships deemed appropriate by the Bank and the Senior Executive. The Employment Agreements provide for termination by the Bank at any time for cause as defined in the Employment Agreements. In the event the Bank chooses to terminate the Senior Executive's employment for reasons other than for cause, or in the event of the Senior Executive's resignation from the Bank upon: (i) the Board's or the stockholder's failure to re-appoint, elect or re-elect the Senior Executive to her or his current offices; (ii) a material change in the Senior Executive's compensation, functions, duties or responsibilities; (iii) a "change of control" as defined in the Employment Agreements; or (iv) a material breach of the Employment Agreement by the Bank, the Senior Executive or, in the event of death, her or his beneficiary is entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans of the Bank, the Company, or the MHC during the remaining terms of the Employment Agreements. The Bank would also continue the Senior Executive's life, health and disability insurance coverage for the remaining terms of the Employment Agreements.

     The Bank's Employment Agreements have restrictions on the dollar amount of compensation and benefits payable to a Senior Executive in the event of termination following a "change in control." In general, for purposes of the Employment Agreements and the plans maintained by the Bank, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security, such as Common Stock of the Company, or in the event of a tender offer, exchange offer, merger or other form of business combination, sale of assets or contested election of directors which results in a change in control of the majority of the Board of Directors of the Bank. Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a "change in control" of the Company or the Bank may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company or the Bank. As a result, no payments or benefits will be paid to an Executive following a "change in control" to the extent such payments would constitute an "excess parachute payment" under Section 280G of the Code.

BENEFITS

     Employee Stock Ownership Plan and Trust. The Company has established and adopted, for the benefit of eligible employees, an ESOP and related trust. All salaried employees of the Bank and the Company are eligible to become participants in the ESOP. The ESOP purchased 36,942 shares of Common Stock issued in connection with the MHC Reorganization and Offering. In order to fund the ESOP's purchase of such Common Stock, the ESOP borrowed funds from an unaffiliated lender equal to the balance of the aggregate purchase price of the Common Stock. Although contributions to the ESOP are discretionary, the Company intends to make annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest requirement on the debt. This loan is for a term of six years, bears interest at the prime rate minus one-half of one percent, and calls for level annual payments of principal plus accrued interest designed to amortize the loan over its term. Prepayments are also permitted.

     Shares purchased by the ESOP were pledged as collateral for the loan, and are held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participants' compensation for the year of allocation. Benefits provided to participants under the ESOP generally become 100% vested after three years of service; prior to such time, benefits are 0% vested. Participants will become immediately vested upon termination of employment due to death, retirement at age 65, permanent disability or upon the occurrence of a change in control. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Vested benefits may be paid in a single sum or installment payments and are payable upon death, retirement at age 65, disability or separation from service.

     The ESOP Committee, which is currently comprised of members of the Compensation Committee, may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The ESOP may purchase additional shares of Common Stock in the future.

     Stock Option Plan. The Stock Option Plan was adopted by the Board of Directors of the Bank and approved by the Bank's stockholders at the 1997 Annual Meeting. The Company assumed sponsorship of the Stock Option Plan pursuant to the Plan of Reorganization on the effective date of the Reorganization. The purpose of the Stock Option Plan continues to be to promote the growth of the Company, the Bank and other affiliates by linking the incentive compensation of officers, key executives and directors with the profitability of the Company. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. The Company has reserved an aggregate of 21,322 shares of Common Stock for issuance upon the exercise of stock options granted under the Plan.

     The Stock Option Plan is administered by the members of the Board's Compensation Committee who are disinterested directors ("Option Committee"). In general, both "incentive stock options" and non-qualified stock options to purchase Common Stock of the Company ("Options") may be granted to eligible officers and outside directors, subject to the restrictions of the Code. The Option Committee has discretion under the Stock Option Plan to establish certain material terms of the Options granted to officers and employees provided such grants are made in accordance with the Plan's requirements. All Options granted to outside directors are by automatic formula grant and the Option Committee has no discretion over the material terms of these grants. As of the effective date of the Stock Option Plan, each outside director of the Company was granted a non-qualified stock option to purchase an aggregate of 914 shares of Common Stock at an exercise price of $18.50 per share.

     All stock options granted under the Plan generally vest in 20% increments over a five year period subject to automatic full vesting upon the optionee's death, disability or retirement or upon a change in control of the Company, as defined in the Stock Option Plan, beginning December 8, 1997. The Company believes the use of a vesting schedule will encourage each option recipient to remain in the service of the Company (or an affiliate) and contribute to its profitability in order to enjoy the full economic benefit of the Option. All costs of the Stock Option Plan are borne by the Company. The Company has reserved the right to amend or terminate the Plan, in whole or in part, subject to the requirements of all applicable laws.

     The following table summarizes the grants that were made to the Named Executive Officer during fiscal 1998.

                      OPTION/SAR GRANTS IN FISCAL YEAR 1998

                                                             INDIVIDUAL GRANTS
                                                             -----------------
                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                                           PERCENT OF                                       ANNUAL RATE OF
                                          NUMBER OF          TOTAL                                           STOCK PRICE
                                         SECURITIES      OPTIONS/SARS                                     APPRECIATION FOR
                                         UNDERLYING       GRANTED TO                                         OPTION TERM
                                        OPTIONS/SARS     EMPLOYEES IN     EXERCISE OR                   --------------------
                                           GRANTED        FISCAL YEAR     BASE PRICE    EXPIRATION       5%             10%
NAME                                       (#)(1)             (%)        ($ PER SHARE)     DATE          ($)            ($)
- -----                                  --------------- -------------------------------- ----------- ------------- ---------
James A. Todd
President and Chief Executive Officer..       7,134          47.5%            $18.50       12/7/07      $83,001       $210,341

- ----------
(1) All options granted are incentive stock options which become exercisable in 20% increments on an annual basis, with the first installment vesting on December 7, 1997. In case of death, disability, retirement or a change in control, as defined in the Stock Option Plan, all options granted become immediately exercisable.

     The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock, which was $19.50 per share. The first installment of options became exercisable on December 8, 1997. The Named Executive Officer did not exercise any vested options during the fiscal year ended June 30, 1998.

     AGGREGATED OPTIONS IN 1998 FISCAL YEAR AND 1998 FISCAL YEAR END OPTIONS

                                                     NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED                    IN-THE-MONEY
                                                    OPTIONS/SARS AT FISCAL               OPTIONS/SARS AT FISCAL
                                                           YEAR-END                            YEAR-END(1)
                                                              (#)                                  ($)
NAME                                               EXERCISABLE/UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE
- ----                                               -------------------------            -------------------------
James A. Todd
President and Chief Executive Officer.......             1,427 / 5,707                       $1,427 / $5,707

- ----------
(1) The closing price per share of Common Stock on June 30, 1998 was $19.50, and all options have an exercise price of $18.50 per share, which equals a spread of $1.00.

     Recognition and Retention Plan. The RRP was adopted by the Board of Directors of the Bank and approved by the Bank's stockholders at the 1997 Annual Meeting. The Company assumed sponsorship of the RRP pursuant to the Plan of Reorganization on the effective date of the Reorganization. Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers and outside directors of the Company, the Bank and other affiliates. The RRP is administered by the members of the Board's Compensation Committee who are disinterested directors ("RRP Committee"). All costs and expenses of administering the RRP are paid by the Company.

     As required by the terms of the RRP, the Company has established a trust ("Trust") and has issued 53,678 shares of Common Stock, the maximum number of restricted stock awards ("Restricted Stock Awards") that may be granted under the RRP, to the Trust from previously authorized, but unissued shares. Shares of Common Stock subject to a Restricted Stock Award are held in the Trust until the Award vests at which time the shares of Common Stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of Common Stock subject to his Award, whether or not the underlying shares have vested. If an individual award recipient terminates service prior to full vesting of the Restricted Stock Awards granted pursuant to the RRP, the shares subject to the award will be forfeited and returned to the Company.

     Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers and executives selected by the RRP Committee and are awarded to outside directors pursuant to the terms of the RRP. As of July 1, 1998, each outside director has been granted a Restricted Stock Award with respect to 2,300 shares of Common Stock. All outstanding Restricted Stock Awards will vest and become distributable at the rate of 20% per year, over a five year period, commencing on December 8, 1997, subject to automatic full vesting on the date of the Award holder's death, disability or retirement or upon a change in control of the Company.

     The Company may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank makes loans to executive officers, directors and their affiliates that are no more favorable and in the ordinary course of business and that do not involve more than the normal risk of collectibility or present unfavorable features. The Bank intends that any transactions in the future between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Bank than could have been obtained by it in arm's- length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Bank not having any interest in the transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of Common Stock to file with the Securities Exchange Commission ("SEC") reports of ownership and changes of ownership. Officers, directors and greater than 10% shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no other person other than the MHC who owns 10% or more of the Company's Common Stock. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

       ------------------------------------------------------------------

                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       ------------------------------------------------------------------

GENERAL

     The Board of Directors has appointed the firm of McGladrey & Pullen, LLP to act as independent auditors for the Company for the fiscal year ending June 30, 1999, subject to ratification of such appointment by the Company's shareholders. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

VOTE REQUIRED

     The ratification of the appointment of the Board of Directors of McGladrey & Pullen, LLP, independent auditors ("Proposal 2") requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Accordingly, shares as to which the "ABSTAIN" box has been selected on the Proxy Card will be counted as present and entitled to vote and will have the effect of a vote against Proposal 2. Shares underlying broker non-votes will not be counted as having been voted in person or by proxy and will have no effect on the vote for Proposal 2. The MHC intends to vote for the ratification of the appointment of McGladrey & Pullen, LLP thereby ensuring a quorum and the likelihood of the ratification of the appointment of the independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.


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



                             ADDITIONAL INFORMATION


NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

     The Bylaws of the Company provides for an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board of Directors. The shareholder must be a shareholder of record and have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than five days prior to the date of the annual meeting. A shareholder's notice to the applicable Secretary shall set forth such information as required by the Bylaws of the Company. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See "--Date For Submission of Shareholder Proposals."

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the proxy statement and proxy card of the Company relating to the 1999 Annual Meeting of Shareholders of the Company must be received by the Company by June 3, 1999, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the shareholders at the 1998 Annual Meeting.

                           By Order of the Board of Directors

                           /s/ Melanie Paisley Miller
                           Melanie Paisley Miller
                           Senior Vice President, Secretary, Treasurer and Chief Financial Officer

West Jefferson, North Carolina
October 1, 1998

TO ASSURE  THAT  YOUR  SHARES  ARE  REPRESENTED  AT THE  ANNUAL  MEETING  PLEASE
COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     If any other matter properly come before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of the Company.


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